Exhibit 99.1

              Document Sciences to Transfer Common Stock
                  Listing to Nasdaq SmallCap Market

CARLSBAD, Calif.--(BUSINESS WIRE)--Feb. 14, 2003--Document Sciences Corporation (Nasdaq:DOCX) announced that it had received approval from the Nasdaq Listing Qualifications department to transfer listing of its common stock from the Nasdaq National Market to the Nasdaq SmallCap Market.

The transfer will become effective at the opening of business on February 18, 2003, and the Company will maintain the letters DOCX as its ticker symbol. The Company believes this action will have minimal direct impact on the Company's results of operations or its ability to serve its clients.

The Company applied to transfer to the Nasdaq SmallCap Market due to a change in a maintenance listing standard of the Nasdaq National Market from one based on Net Tangible Assets to one based on Stockholders' Equity. In April 2001, the Company repurchased $14 million worth of its shares via a self-tender offer. This repurchase, which reduced the Company's stockholders' equity on the balance sheet by $14 million, was undertaken when the maintenance listing standard for the Nasdaq National Market required $4 million of Net Tangible Assets, with which the Company was in compliance. In November 2002, the Nasdaq National Market replaced the Net Tangible Assets listing standard with a minimum requirement of $10 million of Stockholders' Equity. A consequence of the Company's share repurchase, undertaken over a year earlier when the Net Tangible Assets listing standard was in place, is that the Company's stockholders' equity fell short of the Nasdaq National Market's new Stockholder's Equity listing standard.

Information about Document Sciences

Document Sciences Corporation develops and markets software solutions that enable an enterprise to better communicate with their customers through both Automated Personal Portals on the web and high-quality personalized documents that can be printed, viewed on demand, or distributed electronically in high volume. Approximately 600 customers worldwide use Document Sciences products in insurance; banking and financial services; managed-care; telecommunications; utilities; and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, California, with regional locations across the U.S. and a European subsidiary in Paris, France, the company also markets its products in Australia, Canada, New Zealand, Brazil, Argentina and Chile. For more information about Document Sciences Corporation visit www.docscience.com.

This press release contains certain forward-looking statements. Words such as "plan," "will," "anticipate," "intend," "increasing," "pursue," "provide," "begin," "should," "would," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this press release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) changes in our stock price; (ii) changes in our operating results; (iii) the market for document automation software; (iv) continued expansion of our professional services; (v) market acceptance of our existing products and introduction of new products and enhancements to existing products; (vi) maintaining our relationships with Xerox; and/or (vii) changes in general economic and business conditions. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading "Risk Factors" in our Form 10-K for its fiscal year ended December 31, 2001.


    CONTACT: Document Sciences Corporation
             Jack McGannon, 760/602-1597 (Editorial Contact) jmcgannon@docscience.com
              or
             Fi.Comm
             Heidi Flannery, 503/203-8808 (Investor Contact) heidi.flannery@ficomm.com